UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  January 26, 2011

Mid Penn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717).692.2133
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 27, 2011, Mid Penn Bancorp, Inc. (“Corporation”) issued a press release discussing its financial results for the fourth quarter and for the year 2010.  Attached hereto as Exhibit 99.1 is a copy of the Corporation’s press release dated January 27, 2011.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 26, 2011, Robert A. Abel and Steven T. Boyer were elected to the Boards of Directors of Mid Penn Bancorp, Inc. and Mid Penn Bank effective immediately.  Robert Abel was elected as a Class C Director, and Steven Boyer was elected as a Class B Director.  Robert Abel was also appointed to serve on the Audit Committee.  Attached hereto as Exhibit 99.2 is a copy of the Corporation’s press release dated January 27, 2011.

ITEM 8.01	OTHER EVENTS.

On January 26, 2011, the Registrant declared a quarterly cash dividend of $0.05 per common share payable February 28, 2011 to shareholders of record February 9, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number                                           Description

99.1	Press Release dated January 27, 2011

99.2	Press Release dated January 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC.

Date: January 28, 2011	By:	/s/ Rory G. Ritrievi
Title: President and Chief Executive Officer